UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 29, 2010

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA	91367-5021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

A Special Meeting of the Stockholders of Zenith National Insurance Corp. (the “Registrant”) was held on April 29, 2010.  Two matters were presented to a vote of the stockholders.

The first matter was to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2010 (the “Merger Agreement”), among Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”), Fairfax Investments II USA Corp., a Delaware corporation and an indirect wholly owned subsidiary of Fairfax, and the Registrant.

Adoption of the Merger Agreement required that stockholders of the Registrant representing at least a majority of the outstanding shares of the Registrant’s common stock vote in favor of the proposal.  The final vote on this first matter was as follows:

Votes For	Votes Against	Abstentions
28,828,698	76,382	233,512

Since the favorable votes constituted 76% of the 37,930,463 outstanding shares of the Registrant’s common stock, the Merger Agreement was adopted by the stockholders of the Registrant.

The second matter was to consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.  Because the proposal to adopt the Merger Agreement was approved by the Registrant’s stockholders, this matter became moot.  The final vote on the second matter was as follows:

Votes For	Votes Against	Abstentions
27,033,933	1,858,527	246,132

Brokers did not have discretionary voting authority on either matter and, as a result, there were no broker non-votes.  No votes were withheld for either matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

May 3, 2010	By:	/s/Michael E. Jansen
	Name:	Michael E. Jansen
	Title:	Executive Vice President And General Counsel